EXHIBIT 10.46

Notice of Restricted Stock Award Grant

Participant:	<first_name> <middle_name> <last_name>

Employee ID:	<emp_id>

Company:	Visa Inc.

Notice:
You have been granted the following award of restricted shares of common stock of the Company in accordance with the terms of the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”) and the Restricted Stock Award Agreement (“Agreement”) attached hereto.

Type of Award:     Restricted Stock

Grant ID:	<award_id>

Grant:	Grant Date: <award_date> Number of Shares of Restricted Stock: <shares_awarded>

Period of Restriction:
The Period of Restriction applicable to those portions of the total number of Shares of your Restricted Stock listed in the schedule below shall commence on the Grant Date and shall lapse on the corresponding “Vesting Date” listed below.

Shares on Vesting Date
<vesting_schedule>

However, in the event of your termination of employment due to your death, Disability or without Cause (as each of those terms are defined in the Agreement), the Period of Restriction will immediately lapse as to the full number of shares of Restricted Stock. In addition, in the event of your termination of employment due to Retirement (as defined in the Agreement), the Period of Restriction will continue to lapse according to the vesting schedule set forth above. Moreover, the Award and any Shares issued or cash payment(s) made hereunder are subject to rescission and forfeiture during Participant’s employment and for twelve (12) months after the later of Participant’s (i) Termination or (ii) receipt of cash payment(s) or Shares hereunder if Participant engages in Detrimental Activity during such periods, as described in Section 5(f) below.

Acceptance:
To accept or reject your Restricted Stock award, please complete the on-line form (“Accept or Reject Your Grant”) as promptly as possible, but, in any case, within ninety (90) days after the Grant Date. If you accept your award you will be deemed to have agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan, all of which are made part of this Agreement. Your Agreement is available to you online in your

Schwab Equity Award Center (EAC) account via this link https://www.schwab.com/public/eac/home.

Visa Inc.
2007 Equity Incentive Compensation Plan
Restricted Stock Award Agreement
This Restricted Stock Award Agreement (this “Agreement”) dated as of the Grant Date (the “Grant Date”) set forth in the Notice of Restricted Stock Grant attached as Schedule A hereto (the “Grant Notice”) is made between Visa Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.
1.Definitions.
Capitalized terms used but not defined herein have the meaning set forth in the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”).
2.Grant of the Restricted Stock.
Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of Shares of Restricted Stock set forth in the Grant Notice (the “Restricted Stock”).
3.Period of Restriction.
The Period of Restriction with respect to the Restricted Stock shall be as set forth in the Grant Notice (the “Period of Restriction”). The Participant acknowledges that an important and material purpose of this Agreement, as a matter of the internal affairs of the Company, is to ensure that Participant’s interests and those of the Company remain aligned. This is achieved by Participant agreeing to avoid Detrimental Activity during the Period of Restriction and for a period of twelve (12) months after Participant’s Termination (as defined in the Plan). Avoidance of Detrimental Activity in accordance with the terms of this Agreement is understood to be precondition to entitlement and retention of any award under this Agreement. The Participant acknowledges that prior to the expiration of the applicable portion of the Period of Restriction, the Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)), other than by will or the laws of descent and distribution. Upon the expiration of the applicable portion of the Period of Restriction, the restrictions set forth in this Agreement with respect to the Restricted Stock theretofore subject to such expired Period of Restriction shall lapse, except as may be provided in accordance with Section 11hereof. Notwithstanding the foregoing, prior to the expiration of the applicable portion of the Period of Restriction, the Restricted Stock may be transferred to the Participant’s former spouse pursuant to a domestic relations order which is approved by the Company in accordance with any procedures, and subject to any limitations, as the Company may prescribe and subject to applicable law.
4.Evidence of Shares; Legend.
The Participant agrees that, in the Company’s discretion, the Participant’s ownership of the Restricted Stock may be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated stock transfer agent in the Participant’s name, which shall be subject to a stop transfer order consistent with this Agreement and the legend set forth below in this Section 4.
If, however, during the Period of Restriction the Restricted Stock is evidenced by a stock certificate or certificates, registered in the Participant’s name, the Participant acknowledges that upon receipt of such stock certificate or certificates, such certificates shall bear the following legend and such other legends as may be required by law or contract:

“These shares have been issued pursuant to the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”) and are subject to forfeiture to Visa Inc. in accordance with the terms of the Plan and an Agreement between Visa Inc. and the person in whose name the certificate is registered. These shares may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and said Agreement.”
The Participant agrees that upon receipt of any such stock certificates for the Restricted Stock the Participant shall deposit each such certificate with the Company, or such other escrow holder as the Company may appoint, together with a stock power endorsed in blank or other appropriate instrument of transfer, to be held by the Company or such escrow holder until the expiration of the applicable portion of the Period of Restriction.
Upon expiration of the applicable portion of the Period of Restriction, a certificate or certificates representing the Shares as to which the Period of Restriction has so lapsed shall be delivered to the Participant by the Company, subject to satisfaction of any tax obligations in accordance with Section 6 hereof; provided, however, that such Shares may nevertheless be evidenced on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
5.Termination.
(a)Death and Disability. Upon Termination of the Participant due to death or disability (within the meaning of the Company’s, a Subsidiary’s or an Affiliate’s long-term disability plan under which the Participant is covered from time to time (“Disability”)), then the Period of Restriction shall immediately lapse as to the full number of Shares of Restricted Stock.
(b)Retirement. Upon Termination of the Participant at or after the earlier of (i) attainment of normal retirement eligibility under the generally applicable retirement plan of the Company, a Subsidiary or an Affiliate under which the Participant is covered in his or her home country; or (ii) attainment of age sixty and five years of completed service and six months of service from the date of grant (“Retirement”), then the Period of Restriction for any Restricted Stock that remains unvested as of the date of such Termination shall continue to lapse in accordance with the vesting schedule set forth in the Grant Notice.
(c)Without Cause. Upon Termination of the Participant by the Company, a Subsidiary or an Affiliate without Cause (as defined below), whether prior to or following a Change of Control, then the Period of Restriction shall immediately lapse as to the full number of Shares of Restricted Stock. For the avoidance of doubt, Section 15.1(a) of the Plan shall not apply to the Restricted Stock to the extent such provision conflicts with this Section 5(c).
(d)Change of Control. If a Change of Control occurs, and, at any time prior to the second (2nd) anniversary of the Change of Control, the Participant incurs a Termination, either by the Company, a Subsidiary or an Affiliate without Cause (as defined below), or by the Participant for Good Reason (as defined below), then the Period of Restriction shall immediately lapse as to the full number of Shares of Restricted Stock. For the avoidance of doubt, Section 15.1(b) of the Plan shall not apply to the Restricted Stock to the extent such provision conflicts with this Section 5(d).
(e)Other Terminations. Upon Termination of the Participant for any reason other than due to death, Disability, Retirement, termination without Cause or termination for Good Reason following a Change of Control, then all Restricted Stock for which the Period of Restriction had not lapsed prior to the date of such Termination shall be immediately forfeited.
(f)Detrimental Activity. If, at any time during Participant’s employment by the Company, any Affiliate or a Subsidiary or within the later of (i) twelve (12) months after the Participant’s Termination (as defined in the Plan) or (ii) twelve (12) months after Participant is delivered Shares or cash payment(s) pursuant to this Award, Participant engages in any Detrimental Activity, then the Company may rescind any portion of the Award distributed to the Participant within the twenty-four (24) month period immediately prior to the Participant’s engagement in Detrimental Activity and/or pursue any other remedies allowed under applicable law. In the event of such a rescission, Participant’s then outstanding Restricted

Stock will be cancelled for no additional consideration by the Company and Participant will have no rights in same, and Participant shall immediately repay or return to the Company any cash payment(s) and Shares that have been paid or issued to Participant by the Company pursuant to this Agreement within the twenty-four (24) month period immediately prior to the Participant’s engagement in Detrimental Activity. If any such Shares are no longer held by Participant then Participant shall pay the Company a sum equal to the Fair Market Value of the Shares at the time they were sold or otherwise conveyed to another party by Participant. This Section 5(f) shall be construed to supplement, and not contradict, replace or eliminate, any remedies available to the Company under Section 14, or otherwise available under applicable law.
6.Taxes and Withholdings.
Upon the expiration of the applicable portion of the Period of Restriction, or such earlier date on which the value of any Shares of Restricted Stock first becomes includible in the Participant’s gross income for income tax purposes, any taxes of any kind required by law to be withheld with respect to such Shares shall be satisfied by the Company withholding Shares otherwise deliverable to the Participant pursuant to the Restricted Stock award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income), pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, based on the Fair Market Value of the Shares on the payment date. The Company, a Subsidiary or an Affiliate may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Article XVII of the Plan.
Notwithstanding the immediately preceding paragraph, in the event the Participant makes an election pursuant to Section 83(b) of the Code, or the value of any Shares of Restricted Stock otherwise becomes includible in the Participant’s gross income for income tax purposes prior to the expiration of the applicable Period of Restriction, the Participant shall pay to the Company in cash (or make other arrangements, in accordance with Article XVII of the Plan, for the satisfaction of) any taxes of any kind required by law to be withheld with respect to such Shares; provided, however, that pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, the Participant may elect to satisfy, in whole or in part, such withholding obligations by tendering to the Company Shares owned by the Participant (or the Participant and the Participant’s spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company or any Subsidiary or Affiliate incurring an adverse accounting charge, based on the Fair Market Value of the Shares on the payment date as determined by the Committee. Any such election made by the Participant must be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. In the event that the Participant elects immediate Federal income taxation with respect to all or any portion of this award of Restricted Stock pursuant to Section 83(b) of the Code, the Participant agrees to deliver a copy of such election to the Company at the time such election is filed with the Internal Revenue Service.
Regardless of any action the Company, an Affiliate and /or a Subsidiary takes with respect to any or all tax withholding (including social insurance contribution obligations, if any), the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary), and that none of the Company, an Affiliate and /or a Subsidiary: (a) makes any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Restricted Stock, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (b) commits to structure the terms of the Restricted Stock or any aspect of the Restricted Stock to reduce or eliminate the Participant’s (or his or her beneficiary’s) liability for such tax.
7.Rights as a Shareholder.
The Participant shall have all rights of a shareholder (including, without limitation, dividend and voting rights) with respect to the Restricted Stock, for record dates occurring on or after the Grant Date and prior to the date any such Shares of Restricted Stock are forfeited in accordance with this

Agreement, except that any dividends or distributions paid in Shares or other securities (including, without limitation, any change in the shares of Restricted Stock pursuant to Section 4.2 of the Plan) with respect to the Restricted Stock shall, during the Period of Restriction, be deposited with the Company or any holder appointed pursuant to Section 4 hereof, together with a stock power endorsed in blank or other appropriate instrument of transfer, or credited to the Participant’s book-entry account established under Section 4 hereof, as applicable, and shall be subject to the same restrictions (including, without limitation, the Period of Restriction) as such Restricted Stock and otherwise considered to be such Restricted Stock for all purposes hereunder.
8.No Right to Continued Employment.
Neither the Restricted Stock nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Subsidiary or Affiliate for any period or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Subsidiary or Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to lapse of the Period of Restriction is earned only by continuing as an employee of the Company or a Subsidiary or Affiliate at the will of the Company or such Subsidiary or Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or being granted the Restricted Stock hereunder.
9.The Plan.
By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. Subject to Section 5(c) of this Agreement, in the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. The Plan and the prospectus describing the Plan can be found on the Company’s Human Resources intranet site. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administrator.
10.Certain Defined Terms.
For purposes of this Agreement, the following terms shall have the meanings set forth below:
(a)    “Cause” means: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company, a Subsidiary or an Affiliate; (iii) fraud, misappropriation or embezzlement; (iv) a material breach of the Participant’s employment agreement or offer letter (if any) with the Company, a Subsidiary or an Affiliate; (v) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant (other than any such failure resulting from incapacity due to physical or mental illness); provided, however, that following a Change of Control, any such failure will only serve as the basis for a termination for Cause if it is willful; or (vi) any illegal act detrimental to the Company, a Subsidiary or an Affiliate.
(b)    “Good Reason” means: (i) a diminution in the Participant’s annual base salary, annual incentive opportunity or annual long-term incentive award opportunity, as applicable, in effect immediately prior to the Change of Control; (ii) the assignment to the Participant of any duties inconsistent with the Participant’s positions (including status, offices, titles and reporting requirements), authority, duties or responsibilities from those in effect immediately prior to such Change of Control or any action by the Company that results in a diminution in any of the foregoing from those in effect immediately prior to such Change of Control, or (iii) the Company, a Subsidiary or an Affiliate requires the Participant to change the Participant’s principal location of work to a location that is in excess of fifty (50) miles from the location thereof immediately prior to the Change of Control. Notwithstanding the foregoing, a Termination by a Participant for Good Reason shall not have occurred unless (i) the Participant gives written notice to the Company, a Subsidiary or an Affiliate, as applicable, of Termination within thirty (30) days after the Participant first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, and (ii) the Company, the Subsidiary or the Affiliate, as the case may be, has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason.
(c)     “Detrimental Activity” means: (i) providing services or material assistance to any payments business that is in competition with the payments business of the Company in the United States or any other country where the Company does business; (ii) soliciting or knowingly inducing a Company customer that Participant had material dealings with or was provided confidential information about while employed with the Company to cease or reduce doing business with the Company or to divert a business opportunity related to the Company’s line of business to another party; or, (iii) soliciting or knowingly inducing an employee of the Company that Participant gained knowledge of while employed with the Company to leave the employment of the Company. Detrimental Activity is not intended to include (i) duly authorized activity undertaken for the benefit of the Company in the ordinary course of Participant’s employment duties for the Company, (ii) employment with an independently operated subsidiary, division, or unit of a diversified corporation so long as the independently operated business unit at issue is truly independent and does not compete in any way with the Company; or, (iii) holding a passive and non-controlling ownership interest of less than 5% of the stock or other securities of a publicly traded company.
11.Compliance with Laws and Regulations.
(a)    The Restricted Stock and the obligation of the Company to deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
(b)    It is intended that the Shares received upon expiration of the Period of Restriction shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.
(c)    If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold;

or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
12.Notices and Consent to Service of Process.
Any notice or other communication provided for hereunder shall be made in writing and deemed given (a) three days after being deposited in the U.S. mail, first class, postage prepaid, certified receipt requested, or (b) when delivered by a nationally recognized overnight courier which provides confirmation of delivery. All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to the Company at 900 Metro Center Blvd, Foster City, California 94404, Attention: Stock Plan Administration in the Benefits Department, or such other address as the Company may from time to time specify, and any notice that involves service of legal process on the Company shall be directed to Company’s Registered Agent for purposes of service of legal process. All notices and service of legal process to the Participant shall be addressed to the Participant at the Participant’s last known address in the Company’s records or such forwarding address as Participant may provide to the Company in writing and in accordance with this Section 12.
13.Other Plans.
The Participant acknowledges that any income derived from this Restricted Stock award shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.
14.Clawback Policy.
Notwithstanding any other provision of this Agreement to the contrary, any cash incentive compensation, Restricted Stock granted and/or Shares issued hereunder, and/or any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are permitted under the Policy any similar policy (as applicable to Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.
15.     Rights of Participant.
In accepting the grant, the Participant acknowledges that:
(a)     the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement;
(b)     the grant of Restricted Stock is voluntary and occasional and does not create any contractual or other right for the Participant or any other person to receive future grants, or benefits;
(c)     all decisions with respect to any future grants will be at the sole discretion of the Company;
(d)     the Restricted Stock grants do not constitute compensation of any kind for services of any kind rendered to the Company, its Affiliates and /or Subsidiaries, and are not part of the terms and conditions of the Participant’s employment;

(e)     no provision of this Agreement or the Restricted Stock granted hereunder shall give the Participant any right to continue in the employ of the Company or any Affiliate or Subsidiary, create any inference as to the length of employment of the Participant, affect the right of an employer to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan);
(f)     if the Participant ceases to be an employee of the Company or any Affiliate or Subsidiary for any reason, the Participant shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate the Participant for the loss of any rights under this Agreement or the Plan;
(g)     notwithstanding any terms or conditions of the Plan to the contrary, in the event of termination of the Participant’s employment for any reason other than a termination pursuant to which accelerated or continued lapsing of restrictions occurs as provided in Section 5 hereof, the Participant’s right to receive Restricted Stock and vest in Restricted Stock under the Plan, if any, will terminate immediately on the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); and
(h)     notwithstanding any provisions in this Agreement, the Restricted Stock granted hereunder shall be subject to any special terms and conditions for Participant’s country set forth in the Addendum, attached hereto as Exhibit A. Moreover, if Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.
16. Data Protection.
(a)    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his personal data as described in this document by and among, as applicable, the Company, its Affiliates and its Subsidiaries (“the Group”) for the exclusive purpose of implementing, administering and managing his participation in the Plan.
(b)     The Participant acknowledges that the Group holds certain personal information about him, including, but not limited to, his name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, details of all Options or any other entitlement to Shares outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).
(c)     The Participant acknowledges and agrees that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country of residence or elsewhere, and that the recipient’s country of residence may have different data privacy laws and protections than those of the Participant’s country. The Participants authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his participation in the Plan. The Participant understands that he may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his local human resources representative. The Participant understands, however, that refusing or withdrawing his consent may affect his ability to participate in the Plan.
17. Choice of Law and Forum / Consent to Jurisdiction.
In order to maintain uniformity in the interpretation of this Agreement across the Company’s operations in many different locations, the parties have expressly agreed that this Agreement shall be governed by and enforced under the laws of the State of Delaware, without regard to any contrary principles of conflict of laws of Delaware or another state. The parties further agree that any legal action, suit or proceeding arising from or related to this Agreement shall be instituted exclusively in a state or federal court of competent jurisdiction located in Delaware. The parties consent to the personal jurisdiction of such Delaware courts over them, waive all objections to the contrary, and waive any and all objections to the exclusive location of legal proceedings in Delaware (including, without limitation, any objection based on cost, convenience or location of relevant persons). The parties further agree that there shall be a conclusive presumption that this Agreement has a significant, material and reasonable relationship to the State of Delaware.